Exhibit 99.1

Contact:	Adam C. Derbyshire Executive Vice President and Chief Financial Officer 919-862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

THREE INVESTMENT CONFERENCES IN JUNE

RALEIGH, NC, May 28, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at three investment conferences during June 2014. Information regarding these conferences is provided below:

Jefferies 2014 Global Healthcare Conference

New York, NY	Wednesday, June 4	9:00 a.m.

Wells Fargo Securities Healthcare Conference

Boston, MA	Wednesday, June 18	1:50 p.m.

JMP Healthcare Conference

New York, NY	Wednesday, June 25	9:00 a.m.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases.

Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and commercialize them through the Company’s 500-member specialty sales force.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the SEC.

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